Exhibit 23(b)

Florida Public Utilities Company

West Palm Beach Florida

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Florida Public Utilities Company of our reports dated March 4, 2005, relating to the consolidated financial statements and financial schedule, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

BDO Seidman, LLP

West Palm Beach, Florida

June 6, 2005